EXHIBIT 10.6

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made as of the ___th day of March, 2010, between DYNEGY INC., a Delaware corporation (“Dynegy”), and all of its Affiliates (collectively, the “Company”), and  (“Employee”).  A copy of the Dynegy Inc. _____ Long-Term Incentive Plan (the “Plan”) is annexed to this Agreement and shall be deemed a part of this Agreement as if fully set forth herein.  Unless the context otherwise requires, all terms that are not defined herein but which are defined in the Plan shall have the same meaning given to them in the Plan when used herein.

1. The Grant.  The Compensation and Human Resources Committee of the Board of Directors (the “Committee”) granted to Employee on March ___, 2010 (“Effective Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for Employee’s services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth in the Plan and in this Agreement, an aggregate number of shares (the “Shares”) of Class A common stock of Dynegy, $0.01 par value per share (the “Common Stock”), at a price of $___________ per share (the “Exercise Price”).  Employee acknowledges receipt of a copy of the Plan, and agrees that the Option shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof, and to all of the terms and conditions of this Agreement.  The Option shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Exercise Price is, in the judgment of the Committee, not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the Effective Date.

2. Exercise.  Subject to the provisions, limitations and other relevant provisions of the Plan and of this Agreement, and the earlier expiration of the Option as herein provided, Employee may exercise the Option to purchase some or all of the Shares as follows:

(a) The Option shall become exercisable in three cumulative equal annual installments as follows:

(i) on the first anniversary of the Effective Date, the right to purchase one-third of the aggregate number of Shares shall become exercisable without further action by the Committee;

(ii) on the second anniversary of the Effective Date, the right to purchase an additional one-third of the aggregate number of Shares shall become exercisable without further action by the Committee; and

(iii) on the third anniversary of the Effective Date, the right to purchase the remaining one-third of the aggregate number of Shares shall become exercisable without further action by the Committee.

(b) Notwithstanding any other provision of this Agreement, the unexercised portion of the Option, if any, will automatically and without notice terminate and become null and void upon the expiration of ten (10) years from the Effective Date of the Option.

(c) Any exercise by Employee of the Option, or portion thereof, shall be conducted by delivery of an irrevocable notice of exercise to the Company or its designee as provided in the Plan.  In no event shall Employee be entitled to exercise the Option for less than a whole Share.

(d) Notwithstanding any other provision of this Agreement, upon the occurrence of a Change in Control, the Option shall become fully vested and immediately exercisable in full on the date of the Change in Control.  For purposes hereof, “Change in Control” shall mean the occurrence of any of the following events: (i) a merger of Dynegy with another entity, a consolidation involving Dynegy, or the sale of all or substantially all of the assets or equity interests of Dynegy to another entity if, in any such case, (A) the holders of equity securities of Dynegy immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to fifty-one percent (51%) or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Dynegy immediately prior to such event or (B) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the board of directors of the resulting entity immediately after such event; (ii) a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of fifty percent (50%) or more of the combined voting power of the outstanding securities of, (A) if Dynegy has not engaged in a merger or consolidation, Dynegy, or (B) if Dynegy has engaged in a merger or consolidation, the resulting entity; or (iii) circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board.  For purposes of the “Change in Control” definition, (1) “resulting entity” in the context of an event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of Dynegy receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Dynegy” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

3. Termination of Employment.  The Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:

(a) if Employee shall die while in the employ of the Company, the Option awarded hereunder shall immediately vest with respect to all of the remaining Shares and become fully exercisable without further action by the Committee, and Employee’s legal representative, or the person, if any, who acquired the Option by bequest or inheritance or by reason of the death of Employee, may exercise the Option, to the extent not previously exercised, in respect of any or all such Shares at any time up to and including the date three (3) years after the date of death, or the end of the option term, whichever is less, after which date the Option will automatically and without notice terminate and become null and void; and

(b) if Employee is determined to be disabled (as defined in the Company’s long term disability program or plan in which Employee is a participant or, if Employee does not participate in any such plan, as defined in the Dynegy Inc. Long Term Disability Plan, as amended, or the successor plan thereto), the Option awarded hereunder shall immediately vest with respect to all of the remaining Shares and become fully exercisable without further action by the Committee, and Employee may exercise the Option, to the extent not previously exercised, in respect of any or all such Shares at any time up to and including the date three (3) years after the date of such determination, or the end of the option term, whichever is less, after which date the Option will automatically and without notice terminate and become null and void; and

(c) if Employee’s employment with the Company terminates by reason of retirement by Employee following (i) the date on which such Employee has reached sixty (60) years of age and (ii) at least ten (10) years of service as an employee of the Company or its subsidiaries, the Option awarded hereunder shall continue to become exercisable in accordance with Section 2(a) of this Agreement, and Employee may exercise the Option, to the extent not previously exercised, at any time up to and including the date five (5) years after the date of termination of Employee’s employment by reason of such retirement, or the end of the option term, whichever is less, after which date the Option will automatically and without notice terminate and become null and void; and

(d) if Employee’s employment with the Company terminates by reason of dismissal by the Company for Cause, then the Option, to the extent not previously exercised, will immediately, automatically and without notice or further action by the Committee, terminate and become null and void; and

(e) if Employee’s employment with the Company terminates by reason of resignation by the Employee (except as otherwise provided in Section 3(f) or (g) below) and at a time when Employee was entitled to exercise the Option, Employee may exercise the Option, to the extent not previously exercised, with respect to any or all such number of Shares as to which the Option was exercisable as of the date of Employee’s termination of employment, at any time up to and including the date ninety (90) days after the date of termination by reason of such resignation, or the end of the option term, whichever is less, after which date the Option will automatically and without notice terminate and become null and void; and

(f) if Employee’s employment with the Company terminates by reason of Involuntary Termination, as such term is defined below, the Option awarded hereunder shall immediately vest with respect to all remaining Shares and become fully exercisable without further action of the Committee, and Employee may exercise the Option, to the extent not previously exercised, at any time up to and including the date three (3) years after the date of such termination of employment, or the end of the option term, whichever is less, after which date the Option will automatically and without notice terminate and become null and void; and

(g) if Employee’s employment with the Company is terminated as a result of a Change in Control Termination, as such term is defined below, occurring (i) in connection with, but in no event earlier than sixty (60) days prior to, a Change in Control or (ii) on or within two years after the effective date upon which a Change in Control occurs, the Option shall become fully vested and immediately exercisable in full on the effective date of the Change of Control, and such Option shall remain exercisable from such date for the lesser of: (A) five (5) years from the date of such Change in Control; (B) the remaining period of time for exercise of the Option hereunder (irrespective of any mandatory exercise period specified herein that would otherwise be triggered by the termination of employment of such Employee); or (C) such period of time (which period of time may end as early as the consummation of a “Corporate Change,” as such term is defined in the Plan) as the Committee may determine in connection with or in contemplation of a Corporate Change in the exercise of its discretion under the Plan, with respect to which the Committee has the discretion to, among other things, require the surrender of stock options (which surrender may be in exchange for a cash payment, if applicable) and to cancel such stock options upon the consummation of a Corporate Change as further described in the Plan.

(h) For purposes of this Agreement:

“Base Salary” shall mean the regular base salary of Employee but excluding all bonuses, expense reimbursements, benefits paid under any plan maintained by the Company and all equity awards of any type.

“Cause” shall mean, and hence arise where, as determined by the Committee in its sole discretion, Employee (A) has been convicted of a misdemeanor involving moral turpitude or a felony; (B) has failed to substantially perform the duties of such Employee to the Company (other than such failure resulting from Employee’s incapacity due to physical or mental condition) which results in a materially adverse effect upon the Company, financial or otherwise; (C) has refused without proper legal reason to perform Employee’s duties and responsibilities to the Company; or (D) has breached any material corporate policy maintained and established by the Company that is applicable to Employee, provided such breach results in a materially adverse effect upon the Company, financial or otherwise.

“Change in Control Termination” shall mean Employee’s employment is terminated by the Company (or a successor thereto) without Cause, or by Employee following: (i) a significant diminution in Employee’s responsibilities, authority or duties; (ii) a material reduction in Employee’s Base Salary; or (iii) relocation of Employee’s principal place of employment by 50 miles or more, all as determined by the Committee in its sole discretion.

“Involuntary Termination” shall have the same meaning as specified in the Dynegy Inc. Executive Severance Pay Plan (as amended and restated effective January 1, 2008).

4. Registration.  The Company intends to register the Shares for issuance under the Securities Act of 1933, as amended (the “Act”), and to keep such registration effective throughout the period the Option is exercisable.  In the absence of such effective registration or an available exemption from registration under the Act, issuance of the Shares will be delayed until registration of such shares is effective or an exemption from registration under the Act is available.  The Company intends to use its best efforts to ensure that no such delay will occur.  In the event exemption from registration under the Act is available upon an exercise of the Option, Employee (or the person permitted to exercise the Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company, in writing, such agreements and other documents containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  Employee also agrees that (a) the certificates representing the Shares may bear such legend or legends as the Committee in its sole discretion deems appropriate in order to assure compliance with applicable securities laws and (b) the Company may refuse to register transfer of the Shares on the stock transfer records of the Company, and may give related instructions to its transfer agent, if any, to stop registration of such transfer, if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law.

5. Employment Relationship.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of (a) the Company, (b) an Affiliate (as such term is defined in the Plan) or (c) a corporation (or a parent or subsidiary of such corporation) assuming or substituting a new option for the Option.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final and binding on all parties.

6. Withholding Taxes.  By Employee’s acceptance hereof, Employee hereby (a) agrees to reimburse the Company or any Affiliate by which Employee is employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of Employee’s exercise of the Option, (b) authorize the Company or any Affiliate by which Employee is employed to withhold from any cash compensation paid to Employee or in Employee’s behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, or the Affiliate by which Employee is employed, and which otherwise has not been reimbursed by Employee, in respect of Employee’s exercise of the Option and (c) agrees that the corporation by which Employee is employed, may, in its discretion, hold the stock certificates to which Employee is entitled upon exercise of the Option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

7. Miscellaneous.

(a) This grant is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Dynegy Inc. Executive Severance Pay Plan, including any amendments or supplements thereto, the terms hereof shall be controlling.

(b) This grant is not a contract of employment and the terms of Employee’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein.  Nothing herein shall be construed to impose any obligation on the Company or on any Affiliate to continue Employee’s employment, and it shall not impose any obligation on Employee’s part to remain in the employ of the Company or of any Affiliate.

(c) All references in this Agreement to any “corporation” shall include a corporation, a general partnership, a joint venture, a limited partnership, a business trust or any other lawful business entity.

(d) Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered when hand delivered to Employee at his or her principal place of employment or when sent by registered or certified mail to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered when sent by registered or certified mail to the Company at its principal executive offices.

8. Amendment.  This Agreement may not be amended except by an agreement in writing signed by each of the Company and Employee consenting to such amendment. Notwithstanding the preceding, if it is subsequently determined by the Committee, in its sole discretion, that the terms and conditions of this Agreement and/or the Plan are not compliant with Code Section 409A, or any Treasury regulations or Internal Revenue Service guidance promulgated thereunder, this Agreement and/or the Plan may be amended by the Company accordingly.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has agreed to and accepted the terms of this Agreement*, all as of the date first above written.

DYNEGY INC.

By:         /s/ J. Kevin Blodgett

Name:    J. Kevin Blodgett

Title:	General Counsel & EVP, Administration

*Employee has agreed to and accepted the terms of this Agreement utilizing online grant acceptance capabilities with E*Trade Financial, the Company’s stock option administrator.